EXHIBIT 21.1
LIST OF REGISTRANT'S SUBSIDIARIES

Subsidiaries of Registrant (All 100% owned)	State or Other Jurisdiction of Incorporation

Beijing Mellanox Technologies Co. Ltd.	China
Bright Computing B.V.	Netherlands
Bright Computing Holding B.V.	Netherlands
Bright Computing, Inc	Delaware, U.S.
Cigol Digital Systems Ltd.	Israel
Cumulus Networks India LLP	India
Cumulus Networks, Inc	Delaware, U.S.
DeepMap GmbH i.L.	Germany
DeepMap (Guangzhou) Chuxing Technology Co., Ltd.	China
DeepMap HongKong Limited	Hong Kong
DeepMap US LLC	Delaware, U.S.
Icera LLC	Delaware, U.S.
Icera Semiconductor LLC	Delaware, U.S.
JAH Venture Holdings, Inc.	Delaware, U.S.
LPN Facilitator LLC	Delaware, U.S.
Mellanox Technologies Belfast Ltd.	UK-Northern Ireland
Mellanox Technologies Denmark ApS	Denmark
Mellanox Technologies Distribution, Ltd.	Israel
Mellanox Technologies India Private Limited	India
Mellanox Technologies Silicon Photonics, Inc.	California, U.S.
Mellanox Technologies Singapore Pte. Ltd.	Singapore
Mellanox Technologies Sweden AB	Sweden
Mellanox Technologies UK Holdings Ltd.	United Kingdom
Mellanox Technologies UK Ltd.	United Kingdom
Mellanox Technologies Ukraine LLC	Ukraine
Mellanox Technologies, Inc	California, U.S.
Mellanox Technologies, Ltd	Israel
NVentures LLC	Delaware, U.S.
NVIDIA (BVI) Holdings Limited	Virgin Islands, British
NVIDIA ARC GmbH	Germany
NVIDIA Armenia LLC	Armenia
NVIDIA Brasil Computação Visual Limitada	Brazil
NVIDIA Bulgaria EOOD	Bulgaria
NV Computing Mexico S de R L de CV	Mexico
NVIDIA Development France SAS	France
NVIDIA Development UK Limited	United Kingdom
NVIDIA Development, Inc.	Canada
NVIDIA Dutch B.V.	Netherlands
NVIDIA Entertainment Devices (Shanghai) Co., Ltd	China
NVIDIA FZ-LLC	United Arab Emirates
NVIDIA GK	Japan
NVIDIA GmbH	Germany

EXHIBIT 21.1
LIST OF REGISTRANT'S SUBSIDIARIES

NVIDIA Graphics Holding Company	Mauritius
NVIDIA Graphics Private Limited	India
NVIDIA Helsinki Oy	Finland
NVIDIA Hong Kong Development Limited	Hong Kong
NVIDIA Hong Kong Holdings Limited	Hong Kong
NVIDIA Hungary Kft.	Hungary
NVIDIA International Holdings Inc.	Delaware, U.S.
NVIDIA International, Inc.	Delaware, U.S.
NVIDIA International Technology LLC	Delaware, U.S.
NVIDIA Israel Technologies Ltd	Israel
NVIDIA Italy S.r.l.	Italy
NVIDIA Ltd.	United Kingdom
NVIDIA New Zealand Limited	New Zealand
NVIDIA Poland sp.z o.o	Poland
NVIDIA Pty Limited	Australia
NVIDIA Saudi Limited	Saudi Arabia
NVIDIA Semiconductor (Shenzhen) Co., Ltd.	China
NVIDIA Semiconductor Holding Company	Mauritius
NVIDIA Semiconductor Shenzhen Holding Company	Mauritius
NVIDIA Semiconductor Technical Service (Shanghai) Co., Ltd.	China
NVIDIA Semiconductor Technology (Beijing) Co., Ltd.	China
NVIDIA Semiconductor Technology (Shanghai) Co., Ltd.	China
NVIDIA Singapore Development Pte. Ltd.	Singapore
NVIDIA Singapore Pte Ltd	Singapore
NVIDIA Switzerland AG	Switzerland
NVIDIA Technical Service (Beijing) Co., Ltd.	China
NVIDIA Technology UK Limited	United Kingdom
NVIDIA (Thailand) Ltd	Thailand
Oski Technology Private Limited	India
SwiftStack, Inc	Delaware, U.S.
VC Worldwide Ltd.	Virgin Islands, British